UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

12020 Sunrise Valley Drive, Suite 250, Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

(703) 391-7500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a) On April 26, 2005, the Compensation Committee of the Board of Directors of Talk America Holdings, Inc. (the “Company”) approved a program for the payment, under the terms and conditions of the program, of 2005 bonuses to the Company’s executive officers and certain other management employees based on the achievement of certain of the Company’s 2005 performance goals. A summary description of the 2005 bonus program is included as Exhibit 10.1 to this Report and is incorporated herein by this reference. The Company’s Chief Executive Officer and President and its other executive officers are entitled to participate in this 2005 bonus program.

On April 26, 2005, the Compensation Committee also adopted a supplemental incentive compensation plan for a limited number of employees of the Company and its subsidiaries who are designated as participants by the Compensation Committee. A summary description of this supplemental incentive plan is included as Exhibit 10.2 to this Report and is incorporated herein by this reference. The Company’s executive officers, other than its Chief Executive Officer and President, are entitled to participate in this supplemental incentive plan and could each receive up to a maximum of $16,000 in incentive compensation under this plan for the Company’s 2005 fiscal year.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 26, 2005, Talk America Holdings, Inc. (the “Company”) issued a release announcing its financial results for the first quarter 2005. A copy of the release is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

10.1     2005 Executive Officer and Management Bonus Program Summary. *
10.2     2005 Supplemental Incentive Compensation Plan Summary.*
99.1     Release dated April 26, 2005.
_________________
* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2005	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number  Description

10.1    2005 Executive Officer and Management Bonus Program Summary.
10.2   2005 Supplemental Incentive Compensation Plan Summary.
99.1    Release dated April 26, 2005.